UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2021

THE ALKALINE WATER COMPANY INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38754	99-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8541 E. Anderson Drive, Suite 100
 Scottsdale, Arizona, United States 85255
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (480) 656-2423

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.001 per share	WTER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On September 30, 2021, we issued 4,757,381 units of our company upon conversion of the subscription receipts issued pursuant to a private placement completed on July 6, 2021. Accordingly, gross proceeds of US$4,995,250.05, previously held in escrow, have been released to our company. Each unit consists of one share of our common stock and one transferable share purchase warrant. Each warrant will entitle the holder thereof to acquire one share of our common stock until July 6, 2024 at a price of US$1.25 per share.

The conversion of the subscription receipts was the result of our company satisfying the escrow release condition, which was the receipt by our company of an ordinary resolution of our stockholders approving the private placement and the issuance of the securities thereunder.

Of the 4,757,381 units we issued: (i) 1,805,000 subscription receipts were issued pursuant to the exemption from registration provided by Section 4(a)(2) and/or Rule 506 of Regulation D promulgated under the Securities Act of 1933 to eight investors, each of whom was an "accredited investor" within the meaning ascribed to that term in Regulation D; and (ii) 2,952,381 subscription receipts were issued to three non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 29, 2021, we held a special meeting of stockholders. At the meeting, our stockholders:

  elected Richard A. Wright, David A. Guarino, Aaron Keay, Frank Lazaran and Brian Sudano as the directors of our company;

  ratified the appointment of Prager Metis CPAs, LLC as our independent registered public accounting firm;

  approved a non-binding advisory vote on the compensation of our named executed officers as disclosed in the proxy statement;

  approved the July 6, 2021 private placement and the issuance of securities thereunder; and

  approved the increase in the number of shares of common stock available for grant of non-stock option awards under our company's 2020 Equity Incentive Plan by 3,000,000 shares.

The final voting results for each of the proposals submitted to a vote of our stockholders are set forth below.

Proposal 1.  Election of Directors

	For	Against	Abstain	Broker Non-Votes
Richard A. Wright	26,247,622	5,316,035	233,392	23,968,201
David A. Guarino	26,829,574	4,724,993	242,482	23,968,201
Aaron Keay	27,251,539	4,298,918	246,592	23,968,201
Frank Lazaran	28,523,090	3,027,608	246,351	23,968,201
Brian Sudano	27,347,042	4,206,408	243,599	23,968,201

Proposal 2.  To ratify the appointment of Prager Metis CPAs, LLC as our independent registered public accounting firm:

For	Against	Abstain	Broker Non-Votes
55,127,955	290,148	347,147	23,968,201

Proposal 3.  To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the proxy statement:

For	Against	Abstain	Broker Non-Votes
30,293,691	1,123,275	380,083	23,968,201

Proposal 4.  To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the private placement completed on July 6, 2021 and issuance of securities thereunder, including the issuance of 4,757,381 shares of common stock of our company on the conversion of 4,757,381 subscription receipts issued by our company on July 6, 2021 and the issuance of 4,757,381 shares of common stock of our company upon the exercise of 4,757,381 warrants underlying 4,757,381 subscription receipts issued by our company on July 6, 2021:

For	Against	Abstain	Broker Non-Votes
30,514,857	968,008	314,184	23,968,201

Proposal 5.  To approve the increase in the number of shares of common stock available for grant of non-stock option awards under our company's 2020 Equity Incentive Plan by 3,000,000 shares:

For	Against	Abstain	Broker Non-Votes
27,770,050	3,501,647	525,352	23,968,201

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALKALINE WATER COMPANY INC.

"Richard A. Wright"
Richard A. Wright
President, Chief Executive Officer and Director

October 4, 2021